                                                                    Exhibit 11.2


                               COGNOS INCORPORATED

                        Computation of Earnings Per Share
    in accordance with United States Generally Accepted Accounting Principles
                         (US$000s, except share amounts)


                                                                                        Year Ended
                                                               --------------------------------------------------------------
                                                                    February 28,          February 29,          February 28,
                                                                            2001                  2000                  1999
                                                               ------------------    ------------------    ------------------

Basic
Net income..............................................                 $64,260               $58,815               $58,434
                                                                          ======                ======                ======

Weighted average number of shares
   outstanding (1) .....................................                  87,324                85,972                87,416
                                                                          ======                ======                ======

Net income per share (1) ...............................                   $0.74                 $0.68                 $0.67
                                                                            ====                  ====                  ====


Diluted Net Income per Share
Net income..............................................                 $64,260               $58,815               $58,434
                                                                          ======                ======                ======

Weighted average number of shares (1) ..................                  87,324                85,972                87,416
Dilutive effect of stock options (1) ...................                   4,649                 2,128                 1,524
                                                                         -------               -------               -------
Adjusted weighted average number
   of shares (1) .......................................                  91,973                88,100                88,940
                                                                          ======                ======                ======

Diluted net income per share (1) .......................                   $0.70                 $0.67                 $0.66
                                                                            ====                  ====                  ====

(1) Reflects the two-for-one stock split authorized April 6, 2000.

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